EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information
Adjusted EBITDA Margin Presentation of Most Directly Comparable GAAP Financial Measure (Net Income/Loss Attributable to Vanguard Health Systems, Inc. Stockholders Margin) and Reconciliation of Adjusted EBITDA to Net Income/Loss Attributable to Vanguard Health Systems, Inc. Stockholders Margin

	Quarter ended September 30,
(in millions, unaudited)	2010	2011
Adjusted EBITDA	$77.7	$122.8
Total revenues	862.1	1,443.5

Adjusted EBITDA Margin	9.0%	8.5%

Adjusted EBITDA	$77.7	$122.8
Interest, net	(34.8)	(45.8)
Income tax benefit	2.4	13.6
Depreciation and amortization	(37.2)	(62.6)
Non-controlling interests	(1.0)	2.3
Gain on disposal of assets	—	1.2
Equity method income	0.3	0.1
Stock compensation	(1.2)	(0.7)
Monitoring fees and expenses	(1.4)	—
Acquisition related expenses	(3.7)	(12.2)
Debt extinguishment costs	—	(38.9)
Impairment and restructuring charges	—	0.1
Pension credits	—	1.0
Income (loss) from discontinued operations, net of taxes	0.1	(0.1)

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$1.2	$(19.2)
Total revenues	$862.1	$1,443.5

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders margin	0.1%	(1.3)%